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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Danskin, Inc. on Forms S-8 (Registration Nos. 33-89692, 33-53852 and 33-67644) of our report dated June 14, 2002 on our audits of the financial statements and supplemental schedules of Danskin, Inc. Savings Plan as of December 31, 2001 and 2000 and for the years then ended, which report is included in this Annual Report on Form 11-K.




GRANT THORNTON LLP


New York, New York
June 14, 2002
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Pursuant to the requirement of the Securities Exchange Act of 1934, the undersigned member of the Employee Benefits Committee has duly caused this annual report to be signed on behalf of the Danskin, Inc. Savings Plan by the undersigned thereunto duly authorized.



DANSKIN, INC. SAVINGS PLAN




By: /s/ Margie Pritchard
   -----------------------------

Margie Pritchard
     Chairperson of the Employee
        Benefits Committee



     Dated: July 1, 2002